Graphic Packaging Holding Company Reports First Quarter 2026 Financial Results

•Increased Net Sales by 2% with volumes up 1% year-over-year
•Reduced inventory by $48 million during the quarter
•Completed 90-day comprehensive business review; advancing near-term strategic priorities
•Executed cost reduction and operational efficiency initiatives
•Reaffirming guidance for full year 2026, including delivering Adjusted Cash Flow in the range of $700 million to $800 million

ATLANTA, May 5, 2026 - Graphic Packaging Holding Company (NYSE: GPK) ("Graphic Packaging" or the "Company"), a global leader in sustainable consumer packaging, today reported first quarter 2026 results.

Net Sales in first quarter 2026 were $2,156 million, versus $2,120 million in first quarter 2025. Net Loss in first quarter 2026 was ($43) million, or $(0.14) per diluted share, versus Net Income of $127 million, or $0.42 per diluted share in first quarter 2025. First quarter 2026 and 2025 Net (Loss) Income were impacted by a net charge from non-recurring and special items and amortization of purchased intangibles of $71 million and $27 million, respectively. Excluding non-recurring and special items and amortization of purchased intangibles, Adjusted Net Income for the first quarter of 2026 was $28 million, or $0.09 per diluted share, and $154 million, or $0.51 per diluted share in first quarter 2025.

"First quarter results were strong relative to expectations as we delivered towards the high end of our guidance, driven by the hard work of our talented global team and their disciplined execution" said Robbert Rietbroek, President and Chief Executive Officer. "Our year-over-year improvement in volume and net sales demonstrated the resilience of our business as we successfully navigated weather and other external disruptions to our operations. We also effectively managed the business to mitigate the incremental inflation in the quarter, supporting bottom-line performance."

"We completed our 90‑day business review and are taking decisive actions to optimize our operational footprint, reduce structural costs, and impose greater discipline across capital and operating decisions. These actions are already reshaping the business. Looking ahead, we are focused on delivering on our commitments including expanding margins, accelerating free cash flow, strengthening the balance sheet, and deploying capital with rigor – while continuing to drive operational excellence and serve customers through innovation, service, and sustainable packaging solutions that support our growth in partnership with our customers."

Business Review Update

Following the comprehensive 90-day business review, the Company has identified actions to drive improvements in profitability and overall performance of the business.

Driving Cost Discipline and Operational Efficiency

•Delivering on cost reduction commitment of $60 million.
•Streamlined the organization through a workforce reduction of over 500 roles – primarily salaried positions - through a combination of employee separations and eliminating vacant roles.
•Executed actions to drive portfolio simplification, focus on core markets and geographies, and improve cost efficiency, including the pending divestiture of non-core assets in Croatia.
•Cancelled low-return projects, resulting in over $200 million in capital avoidance over the next few years.
•Reaffirmed 2026 capital spending guidance of approximately $450 million, down from $922 million in 2025.
•Advanced working capital efficiency initiatives including reducing inventory, supporting delivery of the 2026 Adjusted Cash Flow target range of $700 million to $800 million.

Elevating Commercial Excellence and Innovation to Strengthen Existing Solid Foundation

•Realignment of the global commercial organization to create a dedicated global and multi-national account team, delivering more seamless engagement, consistent service, and stronger partnership with global customers.
•Renewed emphasis on service and the strengthening of customer relationships providing early wins.
•Filed 13 new patents during the quarter, adding to the Company's portfolio of approximately 3,100 patents, strengthening competitive position in intellectual property.
•Recognized for innovation excellence with two WorldStar 2026 Awards in "Best of the Best" categories and 8 additional awards, including an Award of Distinction, at 2026 PAC Global Awards, demonstrating industry leadership in developing sustainable packaging solutions that provide alternative solutions to plastic.
•Recognized in 2026 as one of the World's Most Ethical Companies® by Ethisphere and named to both the JUST Capital Top 100 and Fortune's World's Most Admired Companies lists.

Financial and Operating Results

Net Sales

First quarter 2026 Net Sales increased 2% to $2,156 million, versus $2,120 million in the same quarter last year. The $36 million increase was driven by a 1% increase, or $18 million, in higher volumes and a $50 million favorable foreign exchange impact, partially offset by a 2% decrease, or $32 million, in price. Innovation Sales Growth in the first quarter was $42 million.

EBITDA

First quarter 2026 EBITDA decreased 55% to $159 million from $353 million in the same quarter last year. Excluding the impact of business combinations and other non-recurring and special items, Adjusted EBITDA was $232 million versus $365 million in the same quarter last year. The $133 million decline in Adjusted EBITDA was driven by the impact of unfavorable Net Performance of $56 million, lower price, volume, and mix of $46 million, as well as input and other cost inflation of $37 million, partially offset by a foreign exchange benefit of $6 million. First quarter Adjusted EBITDA Margin was 10.8% in 2026, and 17.2% in 2025.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) was $5,772 million in first quarter 2026 compared to $5,592 million in fourth quarter 2025. Net Debt (Total Debt less Cash and Cash Equivalents) was $5,583 million in first quarter 2026 compared to $5,331 million in fourth quarter 2025. The Company's first quarter 2026 Net Leverage Ratio was 4.4x compared to 3.8x in fourth quarter 2025.

Capital expenditures in first quarter 2026 were $140 million, versus $313 million in the same quarter last year.

The Company returned approximately $32 million to stockholders during the first three months of 2026 through regular dividends.

Reiterating 2026 Annual Guidance

The Company is reiterating 2026 Net Sales, Adjusted EBITDA, and Adjusted EPS guidance of $8.4 billion to $8.6 billion, $1.05 billion to $1.25 billion, and $0.75 to $1.15, respectively.

The Company continues to expect 2026 Adjusted Cash Flow in the range of $700 million to $800 million, and 2026 capital spending of approximately $450 million.

Innovation Sales Growth, Net Performance, and Non-GAAP Reconciliations

We define Innovation Sales Growth as incremental sales of a product that delivers a significant change in materials used, package functionality or design to a new or existing customer. We define Net Performance as the impact of cost and productivity initiatives, production efficiencies and/or disruptions and other operating impacts. A tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Used in Operating Activities, Adjusted Cash Flow, Net Debt and Net Leverage is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. ET today (May 5, 2026) to discuss the results of first quarter 2026. The conference call will be webcast and can be accessed from the Investors website at https://investors.graphicpkg.com. Participants may also listen via telephone by using the following dial-in numbers:

Toll-Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 105591
Investors: Investor.Relations@graphicpkg.com
Media: Comms@graphicpkg.com

Forward Looking Statements

Any statements of the Company's expectations in this press release, including but not limited to 2026 Net Sales, Adjusted EBITDA and Adjusted Earnings per Diluted Share guidance, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, continuing pressure for lower cost products, the Company's ability to implement its business strategies, including productivity initiatives, cost reduction plans, as well as the Company's debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company's future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as may be required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the Securities and Exchange Commission.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

Graphic Packaging Holding Company
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
In millions, except per share amounts	2026	2025
Net Sales	$2,156	$2,120
Cost of Sales	1,850	1,675
Selling, General and Administrative	202	196
Other Expense, Net	14	16
Business Combinations, Exit Activities and Other Special Items, Net	71	12
Income from Operations	19	221
Interest Expense, Net	(64)	(51)
(Loss) Income before Income Taxes	(45)	170
Income Tax Benefit (Expense)	2	(43)
Net (Loss) Income	$(43)	$127

Net (Loss) Income Per Share - Basic	$(0.14)	$0.42
Net (Loss) Income Per Share - Diluted	$(0.14)	$0.42

Weighted Average Number of Shares Outstanding - Basic	296.7	302.2
Weighted Average Number of Shares Outstanding - Diluted	296.7	303.2

Graphic Packaging Holding Company
Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except share and per share amounts	March 31, 2026	December 31, 2025
Assets
Current Assets:
Cash and Cash Equivalents	$189	$261
Receivables, Net	861	760
Inventories, Net	1,718	1,766
Assets Held for Sale	19	10
Other Current Assets	168	126
Total Current Assets	2,955	2,923
Property, Plant and Equipment, Net	5,581	5,669
Goodwill	2,052	2,065
Intangible Assets, Net	644	670
Other Assets	458	448
Total Assets	$11,690	$11,775

Liabilities
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$549	$549
Accounts Payable	895	1,027
Liabilities Held for Sale	6	—
Other Accrued Liabilities	648	668
Total Current Liabilities	2,098	2,244
Long-Term Debt	5,203	5,022
Deferred Income Tax Liabilities	675	688
Other Noncurrent Liabilities	466	484

Shareholders' Equity
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 295,881,137 and 295,128,049 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	3	3
Capital in Excess of Par Value	1,989	1,981
Retained Earnings	1,539	1,614
Accumulated Other Comprehensive Loss	(284)	(262)
Total Graphic Packaging Holding Company Shareholders' Equity	3,247	3,336
Noncontrolling Interest	1	1
Total Equity	3,248	3,337
Total Liabilities and Shareholders' Equity	$11,690	$11,775

Graphic Packaging Holding Company
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
In millions	2026	2025
Cash Flows from Operating Activities:
Net (Loss) Income	$(43)	$127
Adjustments to Reconcile Net (Loss) Income to Net Cash Used in Operating Activities:
Depreciation and Amortization	139	131
Amortization of Deferred Debt Issuance Costs	2	1
Deferred Income Taxes	(12)	9
Amount of Postretirement Expense Less Than Funding	(1)	—
Share-Based Compensation Expense, Net	12	(4)
Asset Impairment Charges	53	—
Other, Net	(5)	6
Changes in Operating Assets and Liabilities	(258)	(444)
Net Cash Used in Operating Activities	(113)	(174)
Cash Flows from Investing Activities:
Capital Spending	(140)	(313)
Acquisition of Businesses	—	(12)
Beneficial Interest on Sold Receivables	137	58
Beneficial Interest Obtained in Exchange for Proceeds	(92)	(30)
Other, Net	(2)	(1)
Net Cash Used in Investing Activities	(97)	(298)
Cash Flows from Financing Activities:
Payments on Debt	(5)	(3)
Borrowings under Revolving Credit Facilities	817	1,203
Payments on Revolving Credit Facilities	(618)	(700)
Repurchase of Common Stock related to Share-Based Payments	(4)	(27)
Debt Issuance Costs	(3)	—
Dividends Paid	(32)	(30)
Other, Net	(17)	(4)
Net Cash Provided by Financing Activities	138	439
Decrease in Cash and Cash Equivalents	(72)	(33)
Effect of Exchange Rate Changes on Cash	—	5
Net Decrease in Cash and Cash Equivalents	(72)	(28)
Cash and Cash Equivalents at Beginning of Period	261	157
Cash and Cash Equivalents at End of Period	$189	$129

Graphic Packaging Holding Company
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Used in Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns, certain extended mill outages, sales of assets, non-recurring and other special items. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Used in Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Used in Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Used in Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Used in Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended March 31,
In millions, except per share amounts	2026	2025
Net (Loss) Income	$(43)	$127
Add (Subtract):
Income Tax (Benefit) Expense	(2)	43
Interest Expense, Net	64	51
Depreciation and Amortization	140	132
EBITDA	159	353
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net(a)	71	12
Other Non-Recurring Items(a)	2	—
Adjusted EBITDA	$232	$365

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	10.8%	17.2%

Net (Loss) Income	$(43)	$127
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net(a)	71	12
Other Non-Recurring Items(a)	2	—
Accelerated Depreciation Related to Exit Activities	—	4
Amortization Related to Purchased Intangible Assets	16	19
Tax Impact of Adjustments	(18)	(8)
Adjusted Net Income	$28	$154

Adjusted Earnings Per Share - Basic	$0.09	$0.51
Adjusted Earnings Per Share - Diluted	$0.09	$0.51
(a) Represents items management believes are not indicative of ongoing operating performance.

Graphic Packaging Holding Company
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
In millions	March 31, 2026	March 31, 2025	December 31, 2025
Net Income	$274	$620	$444
Add (Subtract):
Income Tax Expense	94	219	139
Equity Income of Unconsolidated Entity	(1)	(1)	(1)
Interest Expense, Net	233	222	220
Depreciation and Amortization	548	544	540
EBITDA	$1,148	$1,604	$1,342
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net(a)	100	—	41
Other Non-Recurring Items(a)	14	—	12
Adjusted EBITDA	$1,262	$1,604	$1,395

Calculation of Net Debt:	March 31, 2026	March 31, 2025	December 31, 2025
Short-Term Debt and Current Portion of Long-Term Debt	$549	$41	$549
Long-Term Debt (b)	5,223	5,694	5,043
Less:
Cash and Cash Equivalents	(189)	(129)	(261)
Net Debt	$5,583	$5,606	$5,331

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	4.4	3.5	3.8
(a) Represents items management believes are not indicative of ongoing operating performance.
(b) Excludes unamortized deferred debt issue costs.

	Three Months Ended March 31,
In millions	2026	2025
Net Cash Used in Operating Activities	$(113)	$(174)
Net Cash Receipts from Receivables Sold included in Investing Activities	45	28
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Items, Net	25	17
Adjusted Net Cash Used in Operating Activities	$(43)	$(129)
Capital Spending	(140)	(313)
Adjusted Cash Flow	$(183)	$(442)